UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2025

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	41-2324812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza 1 Liberty Street, Floor 3, Suite 305-306, New York, New York	10006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Bakkt Holdings, Inc. (the "Company") is announcing that it intends to use its official account on X (formerly known as Twitter), @bakkt (https://x.com/bakkt), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
The Company encourages investors, the media, and others interested in the Company to review the information it posts on the social media channel listed above, in addition to the Company's investor relations website (https://investors.bakkt.com), press releases, and filings with the Securities and Exchange Commission.
Information posted on the official X account @bakkt may be deemed to be material information. Accordingly, investors should monitor this account in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts.
The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: December 15, 2025

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary